UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

RENEWABLE ENERGY & POWER

(Exact name of registrant as specified in charter)

Nevada	000-23731	46-1294868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 W. Cheyenne Ave. #111 N. Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

(702) 685-9524

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

On April 3, 2019, Renewable Energy & Power, Inc. (the "Company") entered into aReverse Mergerunder the Acquisition Agreement and Plan of Share Exchange(the “Agreement”) with Leaf of Life Holdings Limited (“LOLJ”).  Pursuant to the Agreement LOLJ acquired an exclusive licensefromthe Company to sell and market LED Agricultural Grow Lights for Cannabis in the territory of Jamaica and the Caribbean Islands. As part of the transaction, the Company also issued 5,000,000 Series A Preferred Shares to Philip Saundersof LOLJ, and the principals of the Company also transferred their collective ownership of 5,000,000 Series A Preferred to Mr. Saunders in exchange for $40,000, which will be paid in cash.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 3, 2019, the Company received a resignation notice from Donald MacIntyre from all of his positions with the Company, including Chairman, President, CEO and Director. On April 3, 2019, the Company received a resignation notice from Bruce Parsons from all of his positions with the Company, including CFO, Director and Treasurer. On April 3, 2019, the Company received a resignation notice from Bruce MacIntyre from all of his positions with the Company, including Vice President of Marketing and Sales, Director and Secretary. On April 3, 2019, the Company received a resignation notice from Perry Barker from his positions with the Company as Director.

The principals’ resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On April 3, 2019, the Company appointed Philip Saunders as Chairman, President & CEO as well as interimTreasurer, CFO, and Secretary.There are no arrangements or understandings between Mr. Saunders and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Saunders and any of our officers or directors.  Other than disclosed above Mr. Saunders has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Item 8.01      Other Events.

Effective April 3, 2019, the Company has changed its name to Leaf of Life Holdings Limited and requested same from FINRA along with a symbol change to LOLJ which we have been informed may take up to 10 business days to approve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEWABLE ENERGY & POWER
Date: April 3, 2019	By:	/s/ Phiilip Saunders
Philip Saunders President &CEO